Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of January 16, 2020 (the “Agreement Date”), by and among Iterum Therapeutics Bermuda Limited, a company formed under the laws of Bermuda (the “Company”), as issuer, Iterum Therapeutics plc, an Irish public limited company (“Iterum”), as guarantor, Iterum Therapeutics International Limited, a company formed under the laws of Ireland, as guarantor, Iterum Therapeutics US Limited, a company formed under the laws of Delaware, as guarantor, and Iterum Therapeutics US Holding Limited, a company formed under the laws of Delaware, as guarantor (the guarantors other than Iterum, collectively, the “Subsidiary Guarantors” and, together with Iterum, the “Guarantors”) and the Persons set forth on Schedule 1 of this Agreement (together with their successors and assigns, the “Purchasers” and, together with the Company and Iterum, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company wishes to sell to the Purchasers Units (as defined below) consisting of (A) Notes (as defined below) in the aggregate original principal amount of Fifty One Million Eight Hundred and Eighty Eight Thousand Dollars ($51,888,000) and (B) an aggregate of Two Million Five Hundred Ninety Four Thousand Four Hundred (2,594,400) RLNs (as defined below) in accordance with Section 2.1 of this Agreement; and

WHEREAS, the Purchasers desire to purchase the Notes and the RLNs from the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 General Definitions. Wherever used in this Agreement, the Exhibits or the Schedules attached hereto, unless the context otherwise requires, the following terms have the following meanings:

“Accredited Investor Questionnaire” means a questionnaire used to determine a Purchaser’s status as an accredited investor, in a form satisfactory to the Company and Iterum.

“Affiliate” means any Person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Purchaser that is not a Wellington Entity, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. As used in this definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other ownership interest, by contract, or otherwise.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Agreement Date” shall have the meaning set forth in the introductory paragraph.

“Applicable Laws” means all statutes, rules and regulations of Governmental Authorities in the United States or elsewhere applicable to the Company, the Guarantors and their respective Subsidiaries.

“Authorized Shares Approval” means such approvals as may be required from Iterum’s shareholders (i) to increase the authorized number of Ordinary Shares under Iterum’s Constitution such that the number of unissued Ordinary Shares that are available for issuance by Iterum, less the number of shares that are issuable upon exercise, conversion or exchange of outstanding options, warrants or other securities or are reserved under any equity incentive plan maintained by Iterum, is greater than the total number of Ordinary Shares that are issuable upon exchange of the then-outstanding 6.500% Exchangeable Senior Subordinated Notes issued under the Indenture (disregarding any limitations on exchange in Section 14.01(c) of the Indenture) and (ii) to amend Article 7 of Iterum’s Articles of Association to authorize Iterum’s Board of Directors to allot and issue such newly created Ordinary Shares generally and to do so on a non pre-emptive basis as if Section 1022 of the Irish Companies Act 2014 did not apply.

“Available Shares” means a number of Ordinary Shares equal to the number of authorized but unissued Ordinary Shares that are available for issuance by Iterum (excluding any shares that are issuable upon exercise, conversion or exchange of outstanding options, warrants or other securities or are reserved under any equity plan maintained by Iterum or reserved for exchange of any Notes issued pursuant to the Rights Offering).

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or be closed.

“Closing Date” shall have the meaning set forth in Section 2.1 of this Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Dollars” and the “$” sign mean the lawful currency of the United States of America.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Exchange Shares” means the Ordinary Shares issuable upon exchange of the Notes pursuant to the terms thereof.

“Governmental Authority” means any government, governmental department, ministry, cabinet, commission, board, bureau, agency, tribunal, regulatory authority, instrumentality, judicial, legislative, fiscal, or administrative body or entity, whether domestic or foreign, federal, state or local, having jurisdiction over the matter or matters and Person or Persons in question.

“Investment Company Act” means the Investment Company Act of 1940, as amended, including the rules and regulations promulgated thereunder.

“Indenture” means the indenture, dated as of the Closing Date, among the Company, Iterum, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, under which the Notes are to be issued, substantially in the form attached hereto as Exhibit F.

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of the Closing Date, by and among the Company, Iterum and each of the Purchasers, substantially in the form attached hereto as Exhibit A.

“Irish Takeover Rules” means the Irish Takeover Panel Act, 1997, Takeover Rules 2013.

“Knowledge” means, with respect to the Company or any Guarantor, the actual knowledge of Judith Matthews or Corey Fishman, in each case, after reasonable due inquiry.

“Material Adverse Effect” means a material adverse effect on (i) the condition, financial or otherwise, operating results, assets, liabilities, operations or business of Iterum and its Subsidiaries, taken as a whole, or (ii) the ability of Iterum to perform any of its material obligations under any of the Transaction Documents.

“Material Contract” means any contract of Iterum or its Subsidiaries that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K. For the avoidance of doubt, the Pfizer License shall at all times be deemed a Material Contract.

“Notes” means the 6.500% Exchangeable Senior Subordinated Notes due 2025, fully and unconditionally guaranteed on an unsecured senior basis by the Guarantors, issued by the Company to the Purchasers under the Indenture.

“Ordinary Shares” means the ordinary shares, $0.01 nominal value, of Iterum.

“Organizational Documents” means the constitution, bylaws or similar documents, each as amended to date, of the Company and the Guarantors.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Person” means and includes any natural person, individual, partnership, joint venture, corporation, trust, limited liability company, limited company, joint stock company, unincorporated organization, Governmental Authority or any political subdivision or agency thereof, or any other entity.

“Pfizer License” means that License Agreement, by and among Iterum, Iterum Therapeutics International Limited and Pfizer Inc., dated as of November 18, 2015, as it may be amended from time to time.

“Placement Agent” means SVB Leerink LLC.

“Purchasers” shall have the meaning set forth in the introductory paragraph.

“Regulation D” means Regulation D promulgated under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Required Purchasers” means, at any time, Purchasers holding (i) Notes representing more than 66 2/3% of the aggregate principal amount of the Notes purchased under this Agreement, and (ii) RLNs representing more than 66 2/3% of the aggregate Principal Amount of the RLNs (as defined therein) purchased under this Agreement.

“Rights Offering” means the public offering of subscription rights to purchase Units by Iterum and the Company to holders of Ordinary Shares on a pro rata basis in accordance with their share ownership as of a record date to be determined by the Board of Directors of Iterum or a committee thereof; provided, that the Purchasers and their Affiliates shall not purchase any Units pursuant to the Rights Offering (regardless of whether or not under Irish or other applicable law such subscription rights are required to be offered to the Purchasers).

“RLNs” means the limited recourse royalty-linked subordinated notes issued to the Purchasers under the RLN Indenture.

“RLN Indenture” means the Limited Recourse Royalty-Linked Subordinated Notes Indenture, dated as of the Closing Date, by and among the Company, Iterum, the Subsidiary Guarantors, Iterum Holders’ Representative LLC, as Holders’ Representative, and Computershare Trust Company, N.A., as trustee, substantially in the form attached hereto as Exhibit G.

“Rule 144A” means Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“Rule 9 Whitewash” means such approvals and waivers as may be required under the Takeover Rules or by the Irish Takeover Panel to facilitate the issue of Exchange Shares without triggering a requirement for a mandatory offer under Rule 9 of the Irish Takeover Rules.

“SEC Reports” shall have the meaning set forth in Section 3.1(a) of this Agreement.

“Securities” means the Notes, the Exchange Shares and the RLNs.

“Securities Act” means the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder.

“Securityholder Questionnaire” means a questionnaire substantially in the form attached hereto as Exhibit B.

“Shareholder Approval” means such approval as may be required from time to time by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from Iterum’s shareholders with respect to the issuance of the Units (including the Notes) in connection with the sale to the Purchasers hereunder and/or the issuance of all Ordinary Shares issuable in connection with the exchange of any Notes issued to the Purchasers hereunder.

“Subsidiary or Subsidiaries” means, with respect to a Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions are at the time directly or indirectly owned or controlled by such Person.

“SVB Facility” means that certain Loan and Security Agreement among the Subsidiary Guarantors, the Company and Silicon Valley Bank, dated as of April 27, 2018 (as may be amended, modified, restated, replaced, or supplemented from time to time, including any deferrals, renewals, refinancings or extensions thereof).

“Transaction Documents” means this Agreement, the Notes, the RLNs, the Indenture, the RLN Indenture and the Investor Rights Agreement.

“Units” means units consisting of Notes and RLNs.

“Wellington Entities” means Salthill Investors (Bermuda) L.P. and Salthill Partners, L.P.

Section 1.2 Interpretation. In this Agreement, unless the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Articles and Sections and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular Article or Section hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Article, Exhibit, Section or Schedule shall be construed as a reference to that specified Article, Exhibit, Section or Schedule of this Agreement; and any reference to any of the Transaction Documents means such document as the same shall be amended, supplemented or modified and from time to time in effect.

Section 1.3 Business Day Adjustment. If the day by which any payment or other performance is due to be made is not a Business Day, that payment or performance shall be made by the next succeeding Business Day.

ARTICLE 2

AGREEMENT FOR THE PURCHASE OF THE UNITS

Section 2.1 Purchase and Sale of the Units. Subject to the conditions set forth in Article 4 of this Agreement, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, such Units as indicated opposite such Purchaser’s name on Schedule 1 hereto under the heading “Units Purchased”. Each “Unit” shall consist of $1,000 principal amount of Notes and 50 RLNs. The closing shall occur on a date (“Closing

Date”) not more than five (5) Business Days following the Agreement Date, or such later date as mutually agreed by the Parties in writing. The purchase price per Unit shall be $1,000, consisting of a purchase price per $1,000 principal amount of Notes of $768.73 and a purchase price per 50 RLNs of $231.27.

Section 2.2 On the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company (or to Iterum if so directed by the Company), via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Purchaser by the Company on or prior to the Closing Date, an amount equal to the purchase price to be paid by the Purchaser for the Units to be acquired by it as set forth opposite the name of such Purchaser under the heading “Aggregate Purchase Price” on Schedule 1 attached hereto.

Section 2.3 At or before the closing, the Company shall deliver or cause to be delivered to each Purchaser (A) Notes representing the aggregate principal amount included in the number of Units being purchased by such Purchaser, registered in the name of the Purchaser, and (B) a number of RLNs included in the number of Units being purchased by such Purchaser.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. Unless otherwise noted, the Company and the Guarantors hereby represent and warrant, on a joint and several basis, as of the Agreement Date that:

(a) Since May 24, 2018, Iterum has timely filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein), and any required amendments to any of the foregoing, with the Commission (collectively, the “SEC Reports”). As of their respective filing dates, each of the SEC Reports complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and no SEC Reports, when filed, declared effective or mailed, as applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no material open, outstanding or unresolved Commission comments to any SEC Reports. To the Knowledge of Iterum, none of the SEC Reports is the subject of any ongoing, pending or threatened, review, comment, or investigation by the Commission or any other Governmental Authority.

(b) The financial statements of Iterum contained or incorporated by reference in the SEC Reports complied as to form with the published rules and regulations of the Commission with respect thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Iterum at the respective dates of and for the periods referred to in such financial statements (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K promulgated by the Commission, as applicable).

(c) Since December 31, 2018, neither Iterum nor, to the Knowledge of Iterum, Iterum’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness in the system of internal control over financial reporting used by Iterum and its Subsidiaries that has not been subsequently remediated; or (B) any fraud, whether or not material, that involves Iterum’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by Iterum and its Subsidiaries.

(d) The Company, the Guarantors and each of their respective Subsidiaries have been duly organized, are validly existing and in good standing under the laws of their respective jurisdictions of organization (to the extent that such qualification is required in the relevant jurisdiction of organization), have the corporate power and authority to own their property and to conduct their business. The Company, the Guarantors and each of their respective Subsidiaries are duly qualified to transact business and are in good standing in each jurisdiction in which the conduct of their business or their ownership or leasing of property requires such qualification, except to the extent that the failure to so qualify or be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(e) Each of the Transaction Documents has been duly authorized by the Company and the Guarantors and, when duly executed and delivered in accordance with its terms by the parties thereto, will constitute a valid and legally binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or (ii) applicable equitable principles relating to enforceability (whether considered in a proceeding at law or in equity).

(f) The authorized, issued and outstanding share capital of Iterum conforms to the description thereof contained in the SEC Reports, and since March 31, 2019, to Iterum’s Knowledge, there has been no material change to the number or percentage of shares beneficially owned by any Person listed in the “Share Ownership of Certain Beneficial Owners and Management” section of Iterum’s 2019 proxy statement, as filed with the Commission on April 25, 2019 (other than as set forth in any such Person’s beneficial ownership reports as filed with the Commission). All of the capital stock of the Company is owned by Iterum or a Subsidiary of Iterum. All of the issued shares of share capital of Iterum have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding share capital of Iterum was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of, or other equity interests in, Iterum. Except as disclosed in the SEC Reports, there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or securities convertible into or exchangeable or exercisable for, any capital stock of Iterum or any of its Subsidiaries (other than options or equity awards granted under Iterum’s equity incentive plans).

(g) Assuming the valid passing of the Authorized Shares Approval by the requisite majority of shareholders at a duly convened shareholder meeting, the Exchange Shares will be duly authorized and reserved and, when issued upon exchange of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and not subject to calls for any additional payments (non-assessable), and the issuance of such Ordinary Shares will not be subject to any preemptive or similar rights.

(h) The execution and delivery by the Company and the Guarantors of, and the performance by the Company and the Guarantors of their respective obligations under, the Transaction Documents will not contravene any Organizational Documents of the Company or the Guarantors or any Material Contract, or any judgment, order or decree of any Governmental Authority, agency or court having jurisdiction over the Company or the Guarantors or any of their respective Subsidiaries, and no consent, approval, authorization or order of, or qualification with, any Governmental Authority is required for the performance by the Company or the Guarantors of its obligations under this Agreement, except those that have already been obtained or made or as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities, or the filing with the Commission of one or more registration statements pursuant to, and in accordance with, the Investor Rights Agreement. Neither the Company nor the Guarantors are in violation of its Organizational Documents. Neither the Company nor the Guarantors are in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any Material Contract, except (i) with respect to any Material Contract other than the Pfizer License, for any such default that would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) with respect to the Pfizer License, for any default that is immaterial and would not give the counterparty thereto any right to terminate, amend or modify the Pfizer License or any rights or obligations of any Guarantor thereunder.

(i) Since December 31, 2018, there have not been any changes, conditions, events or circumstances which have had, or would reasonably be expected to have, a Material Adverse Effect, except in each case as described in the SEC Reports.

(j) Neither the Company nor the Guarantors are, and immediately after issuance of the Notes and the RLNs, neither the Company nor the Guarantors will be, an “investment company” within the meaning of the Investment Company Act.

(k) Since December 31, 2018, (i) Iterum has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) Iterum has not purchased any of its issued share capital (except in connection with the departure of an employee or consultant and pursuant to the terms of an existing agreement between such Person and Iterum of which the Purchaser has been advised in writing), nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends; and (iii) there has not been any material change in Iterum’s share capital (other than options or equity awards granted under Iterum’s equity incentive plans), or the short-term debt or long-term debt of Iterum, except in each case as described in the SEC Reports.

(l) Except as described in the SEC Reports, neither the Company nor Iterum has sold, issued or distributed any Ordinary Shares during the six-month period preceding the

Agreement Date, including any sales pursuant to (i) Rule 144A, (ii) Regulation D or (iii) Regulation S, other than Ordinary Shares issued pursuant to (1) the Company’s or Iterum’s employee benefit plans, qualified stock option plans or other employee compensation plans, (2) outstanding options, rights or warrants or (3) transactions in connection with commercial relationships not exceeding 5% in the aggregate of Iterum’s Ordinary Shares.

(m) Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3.2 of this Agreement and the Purchasers’ compliance with their agreements set forth therein, (i) the Notes and the RLNs will be issued in compliance with all applicable federal and state securities laws and (ii) it is not necessary, in connection with the issuance and sale of the Notes and the RLNs to the Purchasers, to register the Securities under the Securities Act.

(n) The issuance of the Notes, the RLNs and the Exchange Shares will not obligate the Company or Iterum to issue Ordinary Shares or any other securities to any Person (other than the Purchasers or pursuant to the Rights Offering) and will not result in a right of any holder of the Company’s or Iterum’s securities, including the Ordinary Shares, to adjust the exercise, conversion, exchange or reset price under any of such securities. Except (i) the Investor Rights Agreement and (ii) as otherwise disclosed in the SEC Reports, there are no stockholders’ agreements, voting agreements or other similar agreements with respect to Iterum’s share capital, including the Ordinary Shares, to which Iterum is a party or, to Iterum’s Knowledge, between or among any of Iterum’s shareholders.

(o) None of the Company, the Guarantors or any of their respective Affiliates (other than the Purchasers) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Notes and the RLNs in a manner that would require registration of the Notes or the RLNs under the Securities Act.

(p) None of the Company, the Guarantors or any of their respective Affiliates (other than the Purchasers) or any other Person authorized to act on its or their behalf has (i) solicited offers for, or offered or sold, the Notes or the RLNs by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S, and all such Persons have complied with the offering restrictions requirement of Regulation S.

(q) Neither the Company nor the Guarantors have taken, directly or indirectly, without giving any effect to the activities of the Purchasers, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Notes or the RLNs.

(r) No Person, other than the Placement Agent and its Affiliates, has or will have, as a result of the transactions contemplated by this Agreement or any of the other Transaction Documents, any right, interest or claim against or upon the Company or the

Guarantors for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company, the Guarantors or their respective stockholders or Affiliates.

(s) Neither (i) the Company, the Guarantors or, to the Company’s or the Guarantors’ Knowledge, their respective Affiliates (other than the Purchasers) or (ii) to the Company’s or the Guarantors’ Knowledge, any of their respective directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) to Iterum’s Knowledge, any beneficial owner of 20% or more of Iterum’s voting equity securities (in accordance with Rule 506(d) of the Securities Act), is subject to any of the “bad actor” disqualification events described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(t) There is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or investigation that, individually or in the aggregate, would constitute or would reasonably be expected to reduce the amount of any Payment (as defined in the RLN Indenture), including any action involving any of the Products (as defined in the RLN Indenture) or any intellectual property related to any of the Products.

(u) Subject to the Pfizer License and the SVB Facility, the Company and the Guarantors are the exclusive owners of and hold all right, title (legal and equitable) and interest in and to the rights in the Gross Revenues (as defined in the RLN Indenture), free and clear of all liens.

(v) Subject to the Pfizer License and the SVB Facility, the Company and the Guarantors are the exclusive owners of the entire right, title and interest in and to each of the Products, all data associated therewith, and all intellectual property rights covering or relating to the Products, free and clear of all liens.

(w) All patents owned or controlled by the Company and the Guarantors covering any Product that have been issued or granted by the appropriate patent office are valid and enforceable.

(x) The manufacture, use, offer for sale, sale and/or importation of any of the Products will not infringe on any patent or other intellectual property rights of any third party. Neither Company nor Guarantor has received written or oral notice of any action, suit or proceeding that claims that the manufacture, use, marketing, sale, offer for sale, importation or distribution of any Product infringes on any patent or other intellectual property rights of any third party or constitutes misappropriation of any third party’s trade secrets or other intellectual property rights.

(y) The Guarantors are in compliance with all material terms of and obligations under the Pfizer License, are, the exclusive licensees of all intellectual property rights purported to be licensed in the Pfizer License, and have not materially breached and are not in default under any material provision of the Pfizer License. To the Knowledge of the Guarantors, the Pfizer License is valid, enforceable and in good standing.

(z) No event has occurred that would give Pfizer the right to unilaterally terminate the Pfizer License. The Guarantors have not received any notice of an intention by

Pfizer to terminate the Pfizer License, and the Guarantors have not agreed with Pfizer to terminate the Pfizer License in whole or in part.

(aa) The Guarantors are in compliance in all material respects with all applicable healthcare laws and regulations and with the codes of conduct published by the Pharmaceutical Research and Manufacturers of America.

Section 3.2 Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants on behalf of itself to the Company and the Guarantors as of the Agreement Date that:

(a) Such Purchaser, if an entity, is duly organized and validly existing under the laws of the jurisdiction of its formation.

(b) Each of the Transaction Documents to which it is a party has been duly authorized, executed and delivered by such Purchaser and constitutes the valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or (ii) applicable equitable principles relating to enforceability (whether considered in a proceeding at law or in equity).

(c) Such Purchaser has full power and authority to purchase the Notes and the RLNs and to enter into and perform its other obligations under each of the Transaction Documents and carry out the other transactions contemplated thereby.

(d) Each of the Notes, the RLNs and Exchange Shares to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no agreement or understanding, directly or indirectly, or present intention of selling, granting any participation in or otherwise distributing the Notes, the RLNs or Exchange Shares in violation of applicable federal, state, European or Irish securities laws; provided, however, nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time and such Purchaser reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a registration statement or an applicable exemption under the Securities Act and any applicable European and Irish laws.

(e) Such Purchaser can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

(f) Such Purchaser understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company or Iterum in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(g) Such Purchaser understands that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(i) “These securities represented hereby [and the securities issuable upon exchange of these securities] have not been registered with the Securities and Exchange Commission or the securities commission of any State in reliance upon an exemption from registration under the Securities Act of 1933, as amended, and, accordingly, may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144, (iii) the Issuer has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933, as amended, or (iv) the securities are transferred without consideration to an affiliate of such holder or a custodial nominee (which for the avoidance of doubt shall require neither consent nor the delivery of an opinion).”; or

(ii) If required by the authorities of any State in connection with the issuance of sale of the Securities, the legend required by such State authority.

(h) Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company and the Guarantors are relying in part upon the truth and accuracy of, and such Purchasers’ compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(i) Such Purchaser has (i) received all the information from the Company, the Guarantors and their management that the Purchaser considers necessary or appropriate for deciding whether to purchase the Notes and the RLNs hereunder, including the SEC Reports and (ii) had an opportunity to ask questions and receive answers from the Company and the Guarantors regarding the Company and the Guarantors, their financial condition, results of operations and prospects, and the terms and conditions of the offering of the Notes and the RLNs sufficient to enable it to evaluate its investment; provided, that the foregoing does not limit or modify the representations and warranties made by the Company and the Guarantors in Section 3.1 of this Agreement or the right of each of the Purchasers to rely thereon.

(j) Such Purchaser did not learn of the offering and sale of the Notes and the RLNs as a result of any general solicitation or general advertising.

(k) Such Purchaser is an “accredited investor” as such term is defined in Regulation D.

(l) Except in so far as such Purchaser is eligible to receive Ordinary Shares upon exchange of the Notes to be purchased by such Purchaser hereunder and any seats on the Iterum Board of Directors pursuant to the Investor Rights Agreement, such Purchaser has no present intent to effect a “change of control” of the Company or Iterum as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

(m) Such Purchaser acknowledges that, subject to the terms of the Indenture, Iterum shall not issue to any holder of a Note issued hereunder, and no such holder may acquire, a number of Ordinary Shares upon exchange of a Note and Iterum shall not otherwise issue any Ordinary Shares pursuant to the Indenture, to the extent that (1) upon such issuance, the number of Ordinary Shares then beneficially owned by the holder and its affiliates and any other Persons or entities whose beneficial ownership of Ordinary Shares would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act (including any shares held by any “group” of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to exchange, convert, exercise or purchase similar to the limitation set forth in the Indenture) would exceed 19.99% of the total number of Ordinary Shares issued and outstanding, (2) such issuance, when aggregated with any other Ordinary Shares theretofore or simultaneously therewith issued to or otherwise beneficially owned by the holder and its affiliates and any other Persons or entities whose beneficial ownership of Ordinary Shares would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act (including any shares held by any “group” of which the holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to exchange, convert, exercise or purchase similar to the limitation set forth in the Indenture) would otherwise result in a “change of control” of Iterum within the meaning of Nasdaq Listing Rule 5635(b) or (3) the issuance of such Ordinary Shares would, together with any other issuance of Ordinary Shares to any holders of Notes issued hereunder upon the exchange of all such Notes, exceed 19.99% of the issued and outstanding Ordinary Shares immediately prior to the Closing Date (the “Aggregate Ownership Cap”), except that such limitations shall not apply in the event that Iterum (a) obtains the Shareholder Approval or (b) with respect to the Aggregate Ownership Cap, obtains a waiver from the Nasdaq Stock Market LLC of all applicable listing rules requiring such stockholder approval. Until one of the exceptions in clauses (a) or (b) of the proceeding sentence applies, upon an exchange of a Note to which the Aggregate Ownership Cap applies the Purchaser shall, subject to the terms of Section 14.01 and Section 14.02 of the Indenture, be entitled to receive up to a number of Ordinary Shares equal to (x) the number of issued and outstanding Ordinary Shares immediately prior to the Closing Date (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) multiplied by (y) the quotient obtained by dividing the principal amount of such Note by the initial aggregate principal of all Notes issued hereunder immediately following their original issuance, and for the avoidance of doubt, such Purchaser shall retain any portion of such Note not exchanged for Ordinary Shares as a result of the application of the foregoing formula.

(n) Such Purchaser acknowledges that, subject to the terms of the Indenture, Iterum shall not issue to any holder of a Note issued hereunder, and no such holder may acquire, a number of Ordinary Shares upon exchange of a Note and Iterum shall not otherwise deliver any Ordinary Shares pursuant hereto, to the extent that the issuance of such Ordinary Shares would, together with any other issuance of Ordinary Shares by Iterum to any holders of Notes issued hereunder upon the exchange of all such Notes, exceed the Available Shares, except that such limitation shall not apply in the event that Iterum obtains the Authorized Shares Approval (the “Available Shares Ownership Cap”). Until the exception in the proceeding sentence applies, upon an exchange of a Note to which the Available Shares Ownership Cap applies the Purchaser shall in no event, subject to the terms of Section 14.01 and Section 14.02 of the Indenture, be entitled to receive a number of Ordinary Shares (determined in the aggregate for all such exchanges of a Specified Note by such holder) in excess of (x) the Available Shares (subject to adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) multiplied by (y) the quotient obtained by dividing the principal amount of such Specified Note by the initial aggregate principal of all Specified Notes immediately following their original issuance

(o) Such Purchaser acknowledges that Exchange Shares issued upon the exchange of any Note shall not be voted in connection with or counted in support of the Shareholder Approval.

(p) Such Purchaser has not taken any of the actions set forth in, and is not subject to, any of the “bad actor” disqualification events described in Rule 506(d)(1)(i) through (viii) under the Securities Act. The Purchaser’s responses in the questionnaire delivered to the Company by the Purchaser related to qualification under Rule 506(d)(1) of the Securities Act are true and correct as of the Agreement Date and will remain true and correct as of the Closing Date.

(q) Such Purchaser will only purchase Units pursuant to this Agreement in an amount set forth in Schedule 1 and will not purchase or allow any of its Affiliates to purchase any Units pursuant to the Rights Offering (regardless of whether or not under Irish or other applicable law subscription rights to purchase Units are required to be offered to such Purchaser).

(r) Such Purchaser hereby acknowledges and agrees that (a) the Placement Agent is acting solely as placement agent in connection with the execution, delivery and performance of the Transaction Documents and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for such Purchaser, the Company or any other person or entity in connection with the execution, delivery and performance of the Transaction Documents, (b) the Placement Agent has not made and will not make any representation or warranty, whether express or implied, of any kind or character, and has not provided any advice or recommendation in connection with the execution, delivery and performance of the Transaction Documents, (c) the Placement Agent will not have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the execution, delivery and performance of the Transaction Documents, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, and (d) the Placement Agent will not have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Purchaser, the Company or any other person or entity), whether in contract, tort or otherwise, to such Purchaser, or to any person claiming through it, in respect of the execution, delivery and performance of the Transaction Documents.

ARTICLE 4

CONDITIONS OF PURCHASE OF THE UNITS.

Section 4.1 Conditions to the Sale of the Notes. The obligation of the Company to issue and sell the Units to each Purchaser shall be subject to the fulfillment of the following conditions:

(a) The Company shall have received executed counterparts of the Investor Rights Agreement from each Purchaser;

(b) The Company shall have received from each Purchaser a fully completed and duly executed Securityholder Questionnaire and Accredited Investor Questionnaire;

(c) The Purchaser shall have delivered the purchase price for the Units to the Company in accordance with this Agreement;

(d) The representations and warranties made by the Purchaser in Section 3.2 hereof shall be true and correct as of the Agreement Date and as of the Closing Date as though made on and as of such Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date; and

(e) The Purchasers shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

Section 4.2 Conditions to the Purchase of the Units. The obligation of the Purchasers to purchase the Units shall be subject to the fulfillment of the following conditions:

(a) The Purchasers shall have received copies of the Investor Rights Agreement, the RLN Indenture and the Indenture executed by the Company and the Guarantors and the applicable trustee (in the case of the RLN Indenture and the Indenture) and the Holders’ Representative (in the case of the RLN Indenture), dated as of the Closing Date;

(b) No Material Adverse Effect shall have occurred following the Agreement Date;

(c) The representations and warranties made by the Company in Section 3.1 hereof shall be true and correct as of the Agreement Date and as of the Closing Date as though made on and as of such Closing Date, except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date;

(d) The Company and the Guarantors shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it and them at or prior to the Closing Date;

(e) Iterum shall have requested and caused Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel for Iterum, to furnish to the Purchasers its opinion, dated the Closing Date and addressed to the Purchasers, in substantially the form attached hereto as Exhibit C;

(f) Iterum shall have requested and caused A&L Goodbody, Irish counsel for Iterum, to furnish to the Purchasers its opinion, dated the Closing Date and addressed to the Purchasers, in substantially the form attached hereto as Exhibit D;

(g) Iterum shall have requested and caused Conyers Dill & Pearman, Bermuda counsel for Iterum, to furnish to the Purchasers its opinion, dated the Closing Date and addressed to the Purchasers, in substantially the form attached hereto as Exhibit E;

(h) Iterum shall have executed and delivered the Investor Rights Agreement;

(i) Iterum shall have obtained and delivered to Purchasers the written consent of Silicon Valley Bank (in its capacity as party to the SVB Facility), to the execution of this Agreement by the Company and the Guarantors and the consummation of the activities and transactions contemplated by each of the Transaction Documents;

(j) The aggregate consideration paid by the Purchasers for the purchase of Units pursuant to this Agreement, collectively, shall be at least $10,000,000; and

(k) Iterum shall have delivered a statement setting forth for the Notes and the RLNs, as of the Closing Date (i) with respect to the RLNs only, the fair market value of each RLN as determined by an independent valuation firm, (ii) with respect to the Notes, the total amount of original issue discount, and (iii) with respect to the Notes, the yield to maturity.

Section 4.3 Mutual Conditions to Closing. The obligation of the Company to issue and sell the Units to each Purchaser and the obligation of the Purchasers to purchase the Units shall be subject to the fulfillment of the following conditions:

(a) There shall be no action, suit, proceeding or investigation by a Governmental Authority pending or currently threatened in writing against the Company, a Guarantor or the Purchasers that questions the validity of any of the Transaction Documents, the right of the Company, a Guarantor or the Purchasers to enter into any of the Transaction Documents or to consummate the transactions contemplated hereby or thereby or which, if determined adversely, would impose substantial monetary damages on the Company, a Guarantor or the Purchasers as a result of the consummation of the transactions contemplated by any of the Transaction Documents; and

(b) No provision of any Applicable Law, and no judgment, injunction (whether preliminary or permanent), order or decree, that prohibits, makes illegal or enjoins the consummation of the transactions contemplated by any of the Transaction Documents shall be in effect.

ARTICLE 5

Covenants

Section 5.1 Reservation of Ordinary Shares for Exchange. Subject to (i) the valid passing of the Authorized Shares Approval by the requisite majority of shareholders at a duly convened shareholder meeting and (ii) the Available Shares Ownership Cap, Iterum covenants that it will at all times reserve and keep available out of its authorized but unissued Ordinary Shares and/or Ordinary Shares then held in treasury, solely for the purpose of delivery upon exchange of the Notes as herein provided, such number of Ordinary Shares as shall then be deliverable upon the exchange of the Notes. Assuming the valid passing of the Authorized Shares Approval by the requisite majority of shareholders at a duly convened shareholder meeting, all Ordinary Shares which shall be so deliverable shall, when issued, be duly and validly issued and fully paid and not subject to calls for any additional payments (non-assessable).

Section 5.2 Shareholder Approval. Iterum shall take all action reasonably necessary or appropriate in accordance with the applicable rules and regulations of the Irish Takeover Rules, Nasdaq Stock Market (or any successor entity) to solicit the Shareholder Approval, the Authorized Shares Approval and the Rule 9 Whitewash. In furtherance (and without limitation) of the foregoing, (i) Iterum and the Purchasers will use their commercially reasonable efforts to seek all waivers and derogations from the Irish Takeover Panel in connection with any proposed Rule 9 Whitewash and (ii) Iterum will use its commercially reasonable efforts to hold meetings of shareholders no later than June 10, 2020, at which meetings proposals for obtaining the Shareholder Approval, the Authorized Shares Approval and the Rule 9 Whitewash shall be considered, with, subject to compliance with its fiduciary duties, the recommendation of Iterum’s Board of Directors that such proposals be approved, and Iterum shall solicit proxies from its shareholders in connection therewith in the same manner as any other management proposals in such proxy statement. The circular to independent shareholders of Iterum in respect of the Rule 9 Whitewash shall include all information required and requested by the Irish Takeover Panel, and the Purchasers shall promptly provide any information reasonably requested by Iterum for this purpose.

Section 5.3 Registration Statement. To the extent not prohibited by any applicable law or applicable interpretations of the Commission or any other applicable governing authority, Iterum shall prepare and file with the Commission a registration statement under the Securities Act covering the sale of securities in connection with the Rights Offering and shall use commercially reasonable efforts to make such registration statement effective and complete the Rights Offering prior to the date that is six months following the Closing Date.

Section 5.4 Compliance. Each Purchaser agrees with Iterum (i) that such Purchaser will sell any Securities only pursuant to either the registration requirements of the Securities Act and (if applicable) European and Irish securities laws, including any applicable prospectus delivery requirements, or an applicable exemption therefrom, (ii) that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein and (iii) that if, after the effective date of a registration statement covering the resale of the Securities, such registration statement ceases to be effective and the issuer has provided notice to such Purchaser to that effect, such Purchaser will sell the Securities only in compliance with an applicable exemption from the registration requirements of the Securities Act unless and until such registration statement again becomes effective or another registration statement covering the resale of the Securities subsequently becomes effective.

Section 5.5 Voting. Each Purchaser other than the Wellington Entities covenants and agrees soley with Iterum that at any meeting of the holders of the capital stock of Iterum, however called, and in any other action by written consent of the holders of the capital stock of Iterum, such Purchaser shall vote all outstanding Ordinary Shares (other than Exchange Shares issued upon the exchange of any Note) that are owned beneficially or of record by such Purchaser in favor of the Shareholder Approval and the Authorized Shares Approval and the Rule 9 Whitewash. Each Purchaser shall, promptly, if requested by the Irish Takeover Panel, confirm in writing that it shall not accept any mandatory offer required under Rule 9 of the Irish Takeover Rules on the issue of any Exchange Shares.

ARTICLE 6

MISCELLANEOUS

Section 6.1 Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered United States mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by electronic mail and shall be effective five (5) days after being placed in the mail, if mailed by certified or registered United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service), or when received by electronic mail if received during normal business hours of the recipient on a Business Day, or if not so received, on the next Business Day, in each case addressed to a Party. All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by giving the other Party written notice thereof in accordance with the terms of this Section 6.1:

If to the Company or the Guarantors:

Iterum Therapeutics plc

Block 2, Floor 3, Harcourt Centre, Harcourt Street

Dublin 2, Ireland

Attention: Corey N. Fishman, President and Chief Executive Officer

Email:

With copies to:

Legal Department

Iterum Therapeutics plc

Block 2, Floor 3, Harcourt Centre, Harcourt Street

Dublin 2, Ireland

Email:

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Attn: Brian Johnson, Esq.

Email:

If to the Purchasers: To the address set forth immediately below such Purchaser’s name on the signature pages hereto.

Section 6.2 Waiver of Notice. Whenever any notice is required to be given to any of the Purchasers, the Company or a Guarantor under any provision of this Agreement, a waiver thereof in writing signed by the Person or Persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Section 6.3 Fees and Expenses.

(a) The Company, Iterum Therapeutics US Limited or Iterum Therapeutics US Holding Limited shall reimburse New Leaf Ventures III, L.P. and New Leaf Biopharma Opportunities II, L.P. (together “New Leaf”) for all reasonable and documented third party legal or other advisory fees and expenses incurred by New Leaf in connection with the sale of the Units pursuant to this Agreement, in an amount not to exceed $450,000.

(b) The Company, Iterum Therapeutics US Limited or Iterum Therapeutics US Holding Limited shall reimburse Sarissa Capital Management LP for all reasonable and documented third party legal or other advisory fees and expenses incurred thereby (or by any Affiliate thereof) in connection with the sale of the Units pursuant to this Agreement, in an amount not to exceed $260,000.

Section 6.4 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, the Guarantors and the Required Purchasers.

Section 6.5 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the choice of law principles thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or other proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or other proceeding by mailing a copy thereof via registered or certified United States mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

Section 6.6 Successors and Assigns. This Agreement shall bind and inure to the respective successors and assigns of the Parties. The Company and the Guarantors may assign this Agreement at any time in connection with a sale or acquisition of the Company or a Guarantor, as applicable, whether by merger, consolidation, sale of all or substantially all of the Company’s or such Guarantor’s assets, or similar transaction, without the consent of the Purchasers; provided, that, the successor or acquirer agrees in writing to assume all of the Company’s or such Guarantor’s, as applicable, rights and obligations under this Agreement.

Section 6.7 Entire Agreement. The Transaction Documents contain the entire understanding of the Parties with respect to the matters covered thereby and supersede any and all other written and oral communications, negotiations, commitments and writings with respect thereto. Except as otherwise provided herein, the provisions of this Agreement may be waived, modified, supplemented or amended only by an instrument in writing signed by an authorized representative of each Party.

Section 6.8 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.9 Counterparts. This Agreement may be executed in several counterparts, and by each Party on separate counterparts, each of which and any photocopies or other electronic transmission (including by PDF) thereof shall be deemed an original, but all of which together shall constitute one and the same agreement.

Section 6.10 Survival.

(a) This Agreement and all agreements, representations and warranties made herein, and in any document, certificate or statement delivered pursuant thereto or in connection herewith, shall be considered to have been relied upon by the other Parties and shall survive the execution and delivery of this Agreement and the purchase of the Units hereunder regardless of any investigation made by any such other Party or on its behalf, and shall continue in force until the applicable statute of limitations.

(b) The obligations of the Company, the Guarantors and the Purchasers under this Article 6 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Notes or the termination of this Agreement or any provision hereof.

Section 6.11 No Waiver. Neither the failure of, nor any delay on the part of, any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude other or further exercise thereof or the exercise of any other right, power or privilege; nor shall any waiver of any right, power or privilege under this Agreement constitute a waiver of any other right, power or privilege under this Agreement. All rights and remedies herein provided are cumulative and not exclusive of any rights or remedies otherwise provided by law.

Section 6.12 Several Obligations. The obligations of the Purchasers under the Transaction Documents shall be several and not joint.

Section 6.13 Disclosure/Publicity. By no later than 9:00 a.m., New York City time, on the first trading day after the date of this Agreement, Iterum shall disclose publicly, by press release or a Current Report on Form 8-K reasonably acceptable to the Purchasers, all material terms of the transactions contemplated hereby and by the other Transaction Documents and any other material, non-public information that Iterum, the Company or any Guarantor has provided to the Purchasers in connection with their consideration of the transactions contemplated by this Agreement or any of the other Transaction Documents. Notwithstanding the foregoing, Iterum shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of a Purchaser, or include the name of a Purchaser or any Affiliate or investment adviser of a Purchaser in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of such Purchaser, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under Nasdaq regulations, in which case Iterum shall provide the Purchaser with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Purchaser regarding such disclosure.

Section 6.14 Benefit of Agreement. The Placement Agent is an intended third-party beneficiary of the representations and warranties of the Company and the Guarantors and of each Purchaser set forth in Section 3.1 and Section 3.2, respectively, of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Purchasers, the Company, Iterum and the Subsidiary Guarantors have caused this Agreement to be duly executed as of the 16th day of January, 2020.

COMPANY:

ITERUM THERAPEUTICS BERMUDA LIMITED

By:	/s/ Louise Barrett
Name: Louise Barrett
Title: Director

ITERUM:

ITERUM THERAPEUTICS PLC

By:	/s/ David Kelly
Name: David Kelly
Title: Director

SUBSIDIARY GUARANTOR:

ITERUM THERAPEUTICS INTERNATIONAL LIMITED

By:	/s/ Louise Barrett
Name: Louise Barrett
Title: Director

SUBSIDIARY GUARANTOR:

ITERUM THERAPEUTICS US LIMITED

By:	/s/ Judy Matthews
Name: Judy Matthews
Title: Director

SUBSIDIARY GUARANTOR:

ITERUM THERAPEUTICS US HOLDING LIMITED

By:	/s/ Judy Matthews
Name: Judy Matthews
Title: Director

PURCHASERS:

ADVENT LIFE SCIENCES LLP

By:	/s/ Kaasim Mahmood
Name: Kaasim Mahmood
Title: Partner

ADVENT LIFE SCIENCES FUND II LP

By: Advent Life Sciences LLP, its General Partner

By:	/s/ Kaasim Mahmood
Name: Kaasim Mahmood
Title: Partner

ARIX BIOSCIENCE HOLDINGS LIMITED

By:	/s/ Robert Lyne
Name: Robert Lyne
Title: Chief Operating Officer & General Counsel

CANAAN X L.P.

By: Canaan Partners X LLC, its general partner

By:	/s/ Brent Ahrens
Name: Brent Ahrens
Title: Managing Member

FRAZIER HEALTHCARE VII, L.P.

By: FHM VII, LP, its general partner
By: FHM VII, LLC, its general partner

By:	/s/ Patrick Heron
Name: Patrick Heron
Title: Manager

FRAZIER HEALTHCARE VII-A, L.P.

By: FHM VII, LP, its general partner
By: FHM VII, LLC, its general partner

By:	/s/ Patrick Heron
Name: Patrick Heron
Title: Manager

NEW LEAF VENTURES III, L.P.

By: New Leaf Venture Associates III, L.P.
Its: General Partner

By: New Leaf Venture Management III, L.L.C.
Its: General Partner

By:	/s/ Craig L. Slutzkin
Name:	Craig L. Slutzkin
Title:	Chief Operating Officer/Chief Financial Officer

NEW LEAF BIOPHARMA OPPORTUNITIES II, L.P.

By: New Leaf BPO Associates II, L.P.
Its: General Partner

By: New Leaf BPO Management II, L.L.C.
Its: General Partner

By:	/s/ Craig L. Slutzkin
Name: Craig L. Slutzkin
Title:	Chief Operating Officer/Chief Financial Officer

SOFINNOVA VENTURE PARTNERS IX, L.P.

By:	Sofinnova Management IX, L.L.C.
its General Partner

By:	/s/ James I. Healy
Name: James I. Healy
Title: Managing Member

DOMAIN PARTNERS IX, L.P.

By: One Palmer Square Associates IX, L.L.C.

By:	/s/ Lisa A. Kraeutler
Name:	Lisa A. Kraeutler
Title:	Attorney-in-fact

PIVOTAL BIOVENTURE PARTNERS FUND I, LP

By: Pivotal bioVenture Partners Fund I GP, LP
By: Pivotal bioVenture Partners Fund I GP U.G.P., Ltd.

By:	/s/ Robert Hopfner
Name:	Robert Hopfner
Title:	Managing Partner

SALTHILL INVESTORS (BERMUDA) L.P.

By:	Wellington Management Company LLP,
as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director & Counsel

SALTHILL PARTNERS, L.P.

By:	Wellington Management Company LLP,
as investment adviser

By:	/s/ Emily Babalas
Name:	Emily Babalas
Title:	Managing Director & Counsel

SARISSA CAPITAL OFFSHORE MASTER FUND LP

By:	/s/ Patrice Bonfiglio
Name: Patrice Bonfiglio
Title: Chief Financial Officer

SARISSA CAPITAL CATAPULT FUND LLC

By:	/s/ Patrice Bonfiglio
Name: Patrice Bonfiglio
Title: Chief Financial Officer

SARISSA CAPITAL HAWKEYE FUND LP

By:	/s/ Patrice Bonfiglio
Name: Patrice Bonfiglio
Title: Chief Financial Officer

RA CAPITAL HEALTHCARE FUND, L.P.

By: RA Capital Healthcare Fund GP, LLC
Its General Partner

By:	/s/ Peter Kolchinsky
Name: Peter Kolchinsky
Title: Manager

BLACKWELL PARTNERS LLC – SERIES A

By:	/s/ Justin B. Nixon
Name: Justin B. Nixon
Title: Investment Manager
DUMAC, Inc., Authorized Signatory

By:	/s/ Jannine M. Lall
Name: Jannine M. Lall
Title: Investment Manager
DUMAC, Inc., Authorized Signatory

2B LLC

By: SilverArc Capital Management, LLC acting as Investment manager.

By:	/s/ Andrew Timpson
Name: Andrew Timpson
Title: Chief Operating Officer

683 CAPITAL PARTNERS, LP

By:	/s/ Joseph Patt
Name: Joseph Patt
Title: Member of the General Partner

CVI INVESTMENTS, INC.

By: Heights Capital Management, Inc., its authorized signatory

By:	/s/ Martin Kobinger

Name: Martin Kobinger
Title: Investment Manager

EMPERY MASTER ONSHORE, LLC

By: Empery Asset Management LP, its authorized agent

By:	/s/ Brett Director
Name: Brett Director
Title: General Counsel

EMPERY TAX EFFICIENT, LP

By: Empery Asset Management LP, its authorized agent

By:	/s/ Brett Director
Name: Brett Director
Title: General Counsel

EMPERY TAX EFFICIENT II, LP

By: Empery Asset Management LP, its authorized agent

By:	/s/ Brett Director
Name: Brett Director
Title: General Counsel

NORTH SOUND TRADING, LP

By:	/s/ Brian Miller
Name: Brian Miller
Title: President of the General Partner

LINCOLN PARK CAPITAL FUND, LLC

By: Lincoln Park Capital, LLC
By: Rockledge Capital Corporation

By:	/s/ Joshua Scheinfeld
Name: Joshua Scheinfeld
Title: President

S.H.N FINANCIAL INVESTMENTS LTD

By:	/s/ Nir Shamir
Name: Nir Shamir
Title: Owner

SABBY VOLATILITY WARRANT MASTER FUND, LTD.

By:	/s/ Robert Grundstein
Name: Robert Grundstein
Title: COO of Investment Manager

SILVERARC CAPITAL ALPHA FUND I, L.P.

By: SilverArc Capital Management, LLC acting as Investment manager.

By:	/s/ Andrew Timpson
Name: Andrew Timpson
Title: Chief Operating Officer

SILVERARC CAPITAL ALPHA FUND II, L.P.

By: SilverArc Capital Management, LLC acting as Investment manager.

By:	/s/ Andrew Timpson
Name:	Andrew Timpson
Title:	Chief Operating Officer

GARY D. COHN

By:	/s/ Gary D. Cohn
Name:	Gary D. Cohn

SCHEDULE 1

PURCHASER	UNITS PURCHASED	AGGREGATE PURCHASE PRICE
Advent Life Sciences LLP	53	$53,000
Advent Life Sciences Fund II LP	1,495	$1,495,000
Arix Bioscience Holdings Limited	1,900	$1,900,000
Canaan X L.P.	2,000	$2,000,000
Frazier Healthcare VII, L.P.	1,167	$1,167,000
Frazier Healthcare VII-A, L.P.	333	$333,000
New Leaf Ventures III, L.P.	2,208	$2,208,000
New Leaf Biopharma Opportunities II, L.P.	792	$792,000
Sofinnova Venture Partners IX, L.P.	1,750	$1,750,000
Domain Partners IX, L.P.	1,000	$1,000,000
Pivotal bioVenture Partners Fund I, LP	1,000	$1,000,000
Sarissa Capital Offshore Master Fund LP	9,000	$9,000,000
Sarissa Capital Catapult Fund LLC	3,439	$3,439,000
Sarissa Capital Hawkeye Fund LP	2,561	$2,561,000
RA Capital Healthcare Fund, L.P.	8,486	$8,486,000
Blackwell Partners LLC – Series A	1,514	$1,514,000
Empery Master Onshore, LLC	361	$361,000
Empery Tax Efficient, LP	55	$55,000
Empery Tax Efficient II, LP	334	$334,000
Lincoln Park Capital Fund, LLC	250	$250,000
683 Capital Partners, LP	1,000	$1,000,000
SilverArc Capital Alpha Fund I, L.P.	19	$19,000
SilverArc Capital Alpha Fund II, L.P.	165	$165,000
2b LLC	16	$16,000
Sabby Volatility Warrant Master Fund, Ltd.	1,500	$1,500,000
S.H.N Financial investments ltd	500	$500,000
North Sound Trading, LP	4,000	$4,000,000
CVI Investments, Inc.	2,000	$2,000,000
Salthill Investors (Bermuda) L.P.	920	$920,000
Salthill Partners, L.P.	570	$570,000
Gary D. Cohn	1,500	$1,500,000
Total	51,888	$51,888,000